                                  EXHIBIT "C"

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT ("Registration Agreement") is entered into at San Diego, California, effective as of this day ______, 1999 ("Effective Date"), between Microelectronic Packaging, Inc. ("Company"); and Transpac Capital Pte Ltd ("Transpac Capital"), Transpac Industrial Holdings Ltd ("Transpac Holdings"), Regional Investment Company Ltd ("Regional Investment"), and Natsteel Equity III Pte Ltd ("Natsteel Equity") (each an "Investor" or "Holder," and collectively the "Investor Group" or the "Holders"). This Registration Agreement is entered into between the Company and the Investor Group pursuant to the provisions of Section 6.1 of the Debt Conversion and Mutual Settlement and Release Agreement ("Conversion Agreement") entered into between the Company and the Investor Group as of the Effective Date.

     1.  Defined Terms.  In addition to those terms defined elsewhere in this
         -------------
Registration Agreement, the following terms shall have the meanings defined for such terms in this Section 1:

               (a)  "33 Act" means the Securities Act of 1933, as amended.

               (b) "Form S-3" means such form under the 33 Act as in effect on the date hereof or any registration form under the 33 Act subsequently adopted by the Securities and Exchange Commission ("Commission") that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

               (c) "Holder" means any person owning or having the right to acquire Registrable Securities, or any assignee thereof in accordance with
Section 8 hereof.

               (d) "34 Act" means the Securities Exchange Act of 1934, as amended.

               (e) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 33 Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (f) "Registrable Securities" means (i) common stock of the Company issuable or issued upon conversion of the Series A Preferred Stock; and
(ii) any common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of any Registrable Securities, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Registration Agreement are not assigned in accordance with this Registration Agreement.
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          (g)  The number of shares of "Registrable Securities" outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

          (h)  "Common Stock" means common stock of the Company.

          (i)  "Series A Stock" means the Series A Preferred Stock of the
Company.

     1.   Registration.  Subject to all of the provisions of this Registration
          ------------
Agreement, commencing as of the Effective Date, the Company shall use best efforts to cause be registered under the 33 Act, all, or as many as reasonably possible of the Registrable Securities, by means of a Form S-3 registration statement, or if the use of Form S-3 is not then available, then by means of such other Form(s) as may be available in connection with the Registrable Securities (all subsequent references herein to Form S-3 shall be deemed to include references to such other Form(s) unless expressly provided otherwise); provided, however, that the Company shall not be obligated to effect any such registration any of the following situations:

          (a) If the Holders, together with the holders of any other securities of the Company entitled to inclusion or otherwise included in such registration, propose to sell securities of the Company on Form S-3 at an aggregate price to the public of less than One Million Five Hundred Thousand Dollars ($1,500,000.00), provided, however, that such One Million Five Hundred Thousand Dollar ($1,500,000.00) minimum shall not apply if the Holders represent in writing to the Company that they intend to dispose of at least Two Million (2,000,000) shares of Registrable Securities; or

          (b) Within one hundred and twenty (120) days after the filing and/or effective date of any other registration filed pursuant hereto.

          (c) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the 33 Act.

     In addition, during such times as the Company is causing Registrable Securities to be registered under the 33 Act pursuant to this Registration Agreement, the Company shall not register or attempt to register any other securities of the Company under the 33 Act for purposes of effecting a public offering of such securities without the prior written consent of a majority in interest of the holders of Series A Preferred Stock, except for (a) registrations of Registrable Securities held by other holders of Series A Preferred Stock pursuant to registration agreements substantially the same as this Registration Agreement; and (b) registrations relating to an employee benefit plan of the Company or a business combination involving the Company.

     2.   Company's Duties.  In connection with any registration effected by the
          ----------------
Company pursuant hereto, the Company will keep each Holder advised in writing as to the initiation of the registration and as to the completion thereof. The Company shall:

          (a) File a Form S-3 registration statement with the Securities and Exchange Commission ("Commission") not later than six (6) months after the Effective Date, and to the extent practicable, cause such registration statement to be declared effective within 45 days of such filing. However, in the event such registration statement is not on Form S-3, then the 45 day period set forth in the immediately preceding sentence shall be extended to 90 days.

          (b) Keep the registration statement effective for one year after the effective date of such registration statement.

          (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 33 Act with respect to the disposition of all securities covered by such registration statement.

          (d) Furnish such number of prospectuses and other documents incident to such registration statement, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request.

          (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 33 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and shall promptly prepare and file with the Commission either a supplement to such prospectus, or an amendment to such registration statement, or a filing under the 34 Act, which is incorporated by reference into such registration statement (and in the case of an amendment to such registration statement use the Company's best efforts to cause such amendment to become effective as soon as reasonably possible), as may be necessary so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of any Holder, shall furnish to such Holder a reasonable number of copies of such supplement, amendment or filing under the 34 Act.

          (f) Cause all Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (g) Use reasonable, diligent efforts to register and qualify the securities covered by such registration statement under such other securities laws or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall

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

not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (h) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.

          (i) Furnish, at the request of any Holder of Registrable Securities included in such registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective: (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders of Registrable Securities included in such registration, addressed to the underwriters, if any, and to the Holders of Registrable Securities included in such registration; and (2) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders of Registrable Securities included in such registration, addressed to the underwriters, if any, and to the Holders of Registrable Securities included in such registration.

     3.   Limiting Provisions.  In connection with any offering involving an
          -------------------
underwriting of shares of the Company's capital stock, the Company shall not be required by reason of this Registration Agreement, to include any of the Registrable Securities in such underwriting, unless the Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering or have a material adverse effect on the price of or market for the Company's capital stock. If the total amount of securities, including Registrable Securities, to be included in such offering exceeds the amount of securities to be sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders possessing contractual registration rights, according to the total amount of securities entitled to be included therein that are owned by each selling shareholder, or in such other proportions as shall mutually be agreed to by such selling shareholders); provided, however, that the number of shares of Registrable Securities to be
--------  -------
included in such underwriting and registration shall not be reduced unless all other securities of the Company (including, without limitation, securities held by officers, directors and employees of the Company and other shareholders of the Company who do not have contractual registration rights), are first entirely excluded from the underwriting and

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

registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

     4.  Information from Holder.  It shall be a condition precedent to the
         -----------------------
obligations of the Company to take any action pursuant to this Registration Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     5.  Expenses of Registration.  All expenses other than underwriting
         ------------------------
discounts and commissions incurred in connection with registrations, filings or qualifications, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration begun pursuant to this Registration Agreement if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, which request shall be binding on all Holders of the Registrable Securities (in which case all participating Holders shall bear such expenses pro rata based on the relative number of Registrable Securities held by each Holder that were to be included in the withdrawn registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders as of the Effective Date and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights hereunder.

     6.  Delay of Registration.  No Holder shall have any right to obtain or
         ---------------------
seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Registration Agreement.

     7.  Indemnification.  In the event any Registrable Securities are included
         ---------------
in a registration statement pursuant to this Registration Agreement:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the 33 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 33 Act or the 34 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 33 Act, the 34 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a

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

material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 33 Act, the 34 Act, any state securities laws or any rule or regulation promulgated under the 33 Act, the 34 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 33 Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 33 Act, the 34 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 7(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this Section 7(b) exceed the net proceeds from the offering received by such Holder.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

          (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement filed by the Company.

     8.   Assignment of Registration Rights.  The rights to cause the Company to
          ---------------------------------
register Registrable Securities pursuant hereto may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner or shareholder of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) after such assignment or

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

transfer, holds at least Fifty Percent (50%) of the Holder's original number of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (b) such transferee or assignee agrees in writing to be bound by and subject to all of the terms and conditions of this Agreement, and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 33 Act.

     9.   "Market Stand-Off" Agreement.  Each Holder hereby agrees that it will
           ---------------------------
not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to any public offering of securities by the Company, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or
(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) immediately above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The underwriters in connection with any public offering of securities by the Company are intended third party beneficiaries of this Section 9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     10.  Miscellaneous Provisions.
          ------------------------

          10.1  Exhibits.  All exhibits described in this Registration Agreement
                --------
are incorporated by reference as if fully set forth herein, and constitute a material part of this Registration Agreement, whether or not such exhibits are attached hereto.

          10.2  Governing Law.  This Registration Agreement shall in all
                -------------
respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of California, United States of America. Any legal action between the parties regarding this Registration Agreement shall be brought in, and the parties hereby consent to the jurisdiction of and venue in, the federal and state courts located in the County of Los Angeles, State of California, United States of America.

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

          10.3  Notices.  Any notice, demand or other communication required or
                -------
permitted under this Registration Agreement shall be deemed given and delivered when in writing and (a) personally served upon the receiving party, or (b) upon the third (3rd) calendar day after mailing to the receiving party by either (i) United States registered or certified mail, postage prepaid, or (ii) FedEx or other comparable overnight delivery service, delivery charges prepaid, and addressed as follows:

     To Company:              Microelectronic Packaging, Inc.
                              9577 Chesapeake Drive
                              San Diego, CA 92123
                              Attn:  Chief Executive Officer

     To any member of         Transpac Capital Pte Ltd
     the Investor Group       6 Shenton Way
                              #20-09 DBS Building
                              Tower Two
                              Singapore 068809
                              Attn: Wong Lin Hong

Any party may change the address specified in this section by giving the other party notice of such new address in the manner set forth herein.

          10.4  Severability.  In the event that any provision of this
                ------------
Registration Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or invalid, then this Registration Agreement shall continue in full force and effect without said provision. If this Registration Agreement continues in full force and effect as provided above, the parties shall replace the invalid provision with a valid provision which corresponds as far as possible to the spirit and purpose of the invalid provision.

          10.5  Counterparts.  This Registration Agreement may be executed in
                ------------
any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one document.

          10.6  Entire Agreement.  This Registration Agreement, the Ancillary
                ----------------
Agreements, and the documents and agreements contemplated herein and therein, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior oral or written agreements, representations or warranties between the parties other than those set forth herein or herein provided for.

          10.7  Successors and Assigns.  Except as specifically permitted
                ----------------------
pursuant to the terms and conditions hereof, no party shall be permitted to assign their respective rights or obligations under this Registration Agreement without the prior written consent of the other parties. The provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors and assigns, heirs, executors, and administrators of the parties hereto.

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

          10.8  Amendment and Waiver.  No modification or waiver of any
                --------------------
provision of this Registration Agreement shall be binding upon the party against whom it is sought to be enforced, unless specifically set forth in writing signed by an authorized representative of that party. A waiver by any party of any of the terms or conditions of this Registration Agreement in any one instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof. The failure by any party hereto at any time to enforce any of the provisions of this Registration Agreement, or to require at any time performance of any of the provisions hereof, shall in no way to be construed to be a waiver of such provisions or to affect either the validity of this Registration Agreement or the right of any party to thereafter enforce each and every provision of this Registration Agreement.

          10.9  Survivability.  All of the representations, warranties,
                -------------
agreements and obligations of the parties pursuant to this Registration Agreement shall survive any registration of the Registrable Shares pursuant hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Agreement as of the date first above written.

MICROELECTRONIC PACKAGING, INC.         TRANSPAC CAPITAL PTE LTD



By:_______________________________      By:_______________________________
     Signature                               Signature


Print                                   Print
Name:_____________________________      Name:_____________________________


Print                                   Print
Title:____________________________      Title:____________________________

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

TRANSPAC INDUSTRIAL HOLDINGS LTD        REGIONAL INVESTMENT COMPANY LTD

By:_______________________________      By:_______________________________
     Signature                               Signature


Print                                   Print
Name:_____________________________      Name:_____________________________


Print                                   Print
Title:____________________________      Title:____________________________



                                        NATSTEEL EQUITY III PTE LTD


                                        By:_______________________________
                                             Signature


                                        Print
                                        Name:_____________________________


                                        Print
                                        Title:____________________________

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